ELEVATE CREDIT ANNOUNCES THIRD QUARTER 2018 RESULTS

Announces Partnership with FinWise Bank that Extends Rise to 18 Additional States
FORT WORTH, TX - October 29, 2018 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the third quarter ended September 30, 2018.
“Despite strong year-to-date growth in revenue and stable credit quality, the third quarter of 2018 was unexpectedly challenging," said Ken Rees, Chief Executive Officer of Elevate. "We experienced delays in rolling out new technology and credit models that are needed to drive continued improvements in credit quality for our US products. As a result of these and other issues, new customer acquisition and credit quality were both relatively flat with the prior year and anticipated improvements in margins were not realized. Additionally, we experienced a significant increase in UK costs related to complaints by claims management companies as well as high legal costs related to several company initiatives. This affected earnings in the quarter and our outlook for the full year.”
“We expect to implement the new technology and credit models beginning in the fourth quarter of 2018, with full benefits realized by the second quarter of 2019. We remain confident about long-term earnings growth for the Company, with initiatives in place or underway to grow our products and reduce our cost of capital.”
The Company reported a $4.2 million loss for the quarter and lowered guidance for full-year 2018 net income to $10 million to $14 million and for full-year 2018 revenue to between $790 million and $795 million.
Third Quarter 2018 Financial Highlights1

•	Nearly 17% year-over-year revenue growth: Revenues increased 16.6% for the third quarter of 2018, totaling $201.5 million compared to $172.9 million for the prior-year period.

•
Similar year-over-year growth in combined loans receivable-principal: Combined loans receivable - principal totaled $634.0 million at September 30, 2018, an increase of $85.1 million, or 15.5%, from $548.9 million for the prior-year period.

•
Stable credit quality: The ending combined loan loss reserve, as a percentage of combined loans receivable, was 13.9%, lower than the 14.9% reported for the prior-year period due to a slight decline in past due loan balances as a percentage of combined loans receivable and the continued maturation of the loan portfolio.

•
Customer acquisition cost below targeted range: The average customer acquisition cost was $225, below the targeted range of $250-$300 and essentially flat with $222 for the third quarter of 2017. The total number of new customer loans for the third quarter of 2018 was approximately 95,000, an increase of 3.8% compared to approximately 91,000 new customer loans in the third quarter of 2017.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loan loss reserve and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•
Net loss: The Company incurred a net loss for the third quarter of 2018 totaling $(4.2) million, or $(0.10) per share. The third quarter 2018 net loss included approximately $3.0 million in UK affordability claims expense associated with its Sunny product and approximately $2 million in legal expense associated with various initiatives. Net income for the third quarter of 2017 was $0.6 million, or $0.01 per share on a fully diluted basis and benefited from $4.0 million in tax benefits.

•
Adjusted EBITDA margin: Adjusted EBITDA in the third quarter of 2018 totaled $18.5 million, an increase of $0.8 million, versus $17.7 million for the prior year third quarter. Adjusted EBITDA margin declined to 9.2%, down from 10.3% a year ago.

Year-to-Date 2018 Financial Highlights

•	Nearly 21% year-over-year revenue growth: Revenues increased 20.8% for the nine months ended September 30, 2018, totaling $579.4 million compared to $479.7 million for the prior-year period.

•
Strong customer acquisition growth: The total number of new customer loans for the nine months ended September 30, 2018 was approximately 250,000, an increase of 18.7% compared to approximately 211,000 new customer loans for the prior-year period. The average customer acquisition cost was $257, within the targeted range of $250-$300 and slightly higher than $239 for the first nine months of 2017.

•
Net income: Net income for the nine months ended September 30, 2018 totaled $8.4 million, or $0.19 per share on a fully diluted basis, up 58.5% from $5.3 million, or $0.16 per share on a fully diluted basis, for the prior-year period.

•
Adjusted EBITDA margin: Adjusted EBITDA for the first nine months of 2018 totaled $84.2 million, an increase of $21.7 million, or 34.7%, versus $62.5 million for the prior-year period. The Adjusted EBITDA margin increased to 14.5%, up from 13.0% a year ago.

Liquidity and Capital Resources
There were no material changes from a funding or liquidity standpoint during the third quarter of 2018. The Company borrowed an additional $23.6 million in debt during the quarter, and interest expense of $19.8 million totaled only 9.8% of revenues, versus 10.0% in third quarter of 2017.

Rise FinWise Partnership
Elevate also announced an agreement with Utah-based FinWise Bank, member FDIC, under which FinWise will license the Rise brand to originate loans in 18 states where Rise is not currently offered. FinWise will utilize Elevate's marketing and underwriting expertise for the Rise-branded loans it originates.
Rise offers customer-centered features such as lower rates, rates that can go down over time, no hidden or punitive fees, no pre-payment penalties, and a five-day right of rescission. Elevate said the agreement will not only offer more Americans more and better options, but it will also make marketing Rise much more efficient, spreading out the per-loan cost of national advertising.
FinWise began originating loans under the Rise brand name in October and expects to finish the rollout in 2019.

Financial Outlook

For the full year 2018, the Company expects total revenue of $790 million to $795 million, net income of $10 million to $14 million, or $0.23 to $0.32 in fully diluted earnings per share, and Adjusted EBITDA of $115 million to $120 million.

Conference Call
The Company will host a conference call to discuss its third quarter 2018 financial results on Monday, October 29th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Third Quarter 2018 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on Monday, November 12, 2018, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13683681, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2018 (including all statements under the heading “Financial Outlook”); our belief that we will realize the full benefits of our new technology and credit models by the second quarter of 2019; our expectation of a significant reduction in our cost of funding in the first quarter of 2019; our partnership with FinWise Bank more than doubling our Rise product state coverage from 17 to 35 states; our expectations regarding the size of our market; and our targeted customer acquisition cost range of $250 to $300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT) has originated $6.3 billion in non-prime credit to more than 2.1 million non-prime consumers to date and has saved its customers more than $4.4 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The Company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Sunny, Elastic and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except share and per share amounts)	2018	2017	2018	2017
Revenues	$201,480	$172,851	$579,394	$479,689
Cost of sales:
Provision for loan losses	113,896	96,203	294,636	251,293
Direct marketing costs	21,280	20,242	64,155	50,322
Other cost of sales	7,997	5,834	20,892	14,367
Total cost of sales	143,173	122,279	379,683	315,982
Gross profit	58,307	50,572	199,711	163,707
Operating expenses:
Compensation and benefits	24,380	19,502	70,187	60,854
Professional services	9,789	8,618	26,475	25,045
Selling and marketing	2,170	2,042	7,525	6,662
Occupancy and equipment	4,553	3,227	13,302	10,003
Depreciation and amortization	3,490	2,656	9,167	7,657
Other	1,233	1,085	4,018	3,095
Total operating expenses	45,615	37,130	130,674	113,316
Operating income	12,692	13,442	69,037	50,391
Other income (expense):
Net interest expense	(19,810)	(17,261)	(58,286)	(54,602)
Foreign currency transaction gain (loss)	(325)	536	(800)	2,820
Non-operating gain (loss)	—	(106)	(38)	2,407
Total other expense	(20,135)	(16,831)	(59,124)	(49,375)
Income (loss) before taxes	(7,443)	(3,389)	9,913	1,016
Income tax expense (benefit)	(3,209)	(3,979)	1,536	(4,262)
Net income (loss)	$(4,234)	$590	$8,377	$5,278

Basic earnings (loss) per share	$(0.10)	$0.01	$0.20	$0.17
Diluted earnings (loss) per share	$(0.10)	$0.01	$0.19	$0.16
Basic weighted average shares outstanding	43,182,208	41,717,231	42,653,947	31,211,084
Diluted weighted average shares outstanding	43,182,208	43,158,515	44,354,376	32,660,537

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Dollars in thousands)	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents*	$54,794	41,142
Restricted cash	1,593	1,595
Loans receivable, net of allowance for loan losses of $89,422 and $87,946, respectively*	542,976	524,619
Prepaid expenses and other assets*	13,217	10,306
Receivable from CSO lenders	17,846	22,811
Receivable from payment processors*	28,519	21,126
Deferred tax assets, net	21,499	23,545
Property and equipment, net	36,738	24,249
Goodwill	16,027	16,027
Intangible assets, net	1,856	2,123
Derivative assets at fair value (cost basis of $436 and $0, respectively)*	1,238	—
Total assets	$736,303	687,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$44,955	42,213
State and other taxes payable	696	884
Deferred revenue*	30,639	33,023
Notes payable, net*	548,960	513,295
Derivative liability	—	1,972
Total liabilities	625,250	591,387
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	17	17
Additional paid-in capital	180,610	174,090
Accumulated deficit	(70,657)	(79,954)
Accumulated other comprehensive income	1,083	2,003
Total stockholders’ equity	111,053	96,156
Total liabilities and stockholders’ equity	$736,303	687,543

* These balances include certain assets and liabilities of a variable interest entity (“VIE”) that can only be used to settle the liabilities of that VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIE.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income (loss) determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income (loss) excluding the impact of income tax expense (benefit), non-operating (gain) loss, foreign currency transaction (gain) loss associated with the Company's UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of the Company's core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income (loss) or any other performance measure derived in accordance with GAAP. The Company's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding the Company's customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income (loss) for the three and nine months ended September 30, 2018 and 2017.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2018	2017	2018	2017
Net income (loss)	$(4,234)	$590	$8,377	$5,278
Adjustments:
Net interest expense	19,810	17,261	58,286	54,602
Share-based compensation	2,358	1,649	6,005	4,436
Foreign currency transaction loss (gain)	325	(536)	800	(2,820)
Depreciation and amortization	3,490	2,656	9,167	7,657
Non-operating (gain) loss	—	106	38	(2,407)
Income tax expense (benefit)	(3,209)	(3,979)	1,536	(4,262)
Adjusted EBITDA	$18,540	$17,747	$84,209	$62,484

Adjusted EBITDA margin	9%	10%	15%	13%

Supplemental Schedules

Revenue by Product

	Three Months Ended September 30, 2018
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$293,312	$270,701	$564,013	$52,349	$616,362
Effective APR	139%	96%	119%	242%	129%
Finance charges	$102,787	$65,676	$168,463	$31,953	$200,416
Other	405	600	1,005	59	1,064
Total revenue	$103,192	$66,276	$169,468	$32,012	$201,480

	Three Months Ended September 30, 2017
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$265,075	$215,677	$480,752	$42,700	$523,452
Effective APR	138%	96%	119%	240%	129%
Finance charges	$92,331	$52,261	$144,592	$25,826	$170,418
Other	1,708	604	2,312	121	2,433
Total revenue	$94,039	$52,865	$146,904	$25,947	$172,851

(1) Includes loans originated by third party lenders through the CSO programs, which are not included in the Company’s condensed consolidated financial statements.
(2) Average combined loans receivable - principal is calculated using daily principal balances. Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Revenue by Product, Continued

	Nine Months Ended September 30, 2018
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$290,828	$253,648	$544,476	$52,098	$596,574
Effective APR	138%	97%	119%	235%	129%
Finance charges	$300,711	$183,877	$484,588	$91,480	$576,068
Other	1,670	1,425	3,095	231	3,326
Total revenue	$302,381	$185,302	$487,683	$91,711	$579,394

	Nine Months Ended September 30, 2017
(Dollars in thousands)	Rise(1)	Elastic	Total Domestic	Sunny	Total

Average combined loans receivable – principal(2)	$247,339	$191,006	$438,345	$42,915	$481,260
Effective APR	141%	96%	122%	235%	132%
Finance charges	$261,499	$137,841	$399,340	$75,463	$474,803
Other	3,265	1,385	4,650	236	4,886
Total revenue	$264,764	$139,226	$403,990	$75,699	$479,689

(1) Includes loans originated by third party lenders through the CSO programs, which are not included in the Company’s condensed consolidated financial statements.
(2) Average combined loans receivable - principal is calculated using daily principal balances. Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.

Loan Loss Reserve by Product

	Three Months Ended September 30, 2018
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$40,796	$29,394	$70,190	$10,341	$80,531
Net charge-offs	(53,990)	(33,103)	(87,093)	(13,252)	(100,345)
Provision for loan losses	61,716	38,243	99,959	13,937	113,896
Effect of foreign currency	—	—	—	(150)	(150)
Ending balance	$48,522	$34,534	$83,056	$10,876	$93,932
Combined loans receivable(1)(2)	$322,266	$298,564	$620,830	$52,981	$673,811
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	13%	21%	14%
Net charge-offs as a percentage of revenues	52%	50%	51%	41%	50%
Provision for loan losses as a percentage of revenues	60%	58%	59%	44%	57%

	Three Months Ended September 30, 2017
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$41,029	$20,686	$61,715	$8,125	$69,840
Net charge-offs	(46,833)	(24,691)	(71,524)	(8,708)	(80,232)
Provision for loan losses	55,560	31,807	87,367	8,836	96,203
Effect of foreign currency	—	—	—	258	258
Ending balance	$49,756	$27,802	$77,558	$8,511	$86,069
Combined loans receivable(1)(2)	$301,323	$234,853	$536,176	$43,088	$579,264
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	12%	14%	20%	15%
Net charge-offs as a percentage of revenues	50%	47%	49%	34%	46%
Provision for loan losses as a percentage of revenues	59%	60%	59%	34%	56%

(1) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Nine Months Ended September 30, 2018
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(166,931)	(91,278)	(258,209)	(35,934)	(294,143)
Provision for loan losses	159,586	96,942	256,528	38,108	294,636
Effect of foreign currency	—	—	—	(350)	(350)
Ending balance	$48,522	$34,534	$83,056	$10,876	$93,932
Combined loans receivable(1)(2)	$322,266	$298,564	$620,830	$52,981	$673,811
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	13%	21%	14%
Net charge-offs as a percentage of revenues	55%	49%	53%	39%	51%
Provision for loan losses as a percentage of revenues	53%	52%	53%	42%	51%

	Nine Months Ended September 30, 2017
(Dollars in thousands)	Rise	Elastic	Total Domestic	Sunny	Total

Combined loan loss reserve(1):
Beginning balance	$53,336	$19,389	$72,725	$9,651	$82,376
Net charge-offs	(149,509)	(68,630)	(218,139)	(30,253)	(248,392)
Provision for loan losses	145,929	77,043	222,972	28,321	251,293
Effect of foreign currency	—	—	—	792	792
Ending balance	$49,756	$27,802	$77,558	$8,511	$86,069
Combined loans receivable(1)(2)	$301,323	$234,853	$536,176	$43,088	$579,264
Combined loan loss reserve as a percentage of ending combined loans receivable	17%	12%	14%	20%	15%
Net charge-offs as a percentage of revenues	56%	49%	54%	40%	52%
Provision for loan losses as a percentage of revenues	55%	55%	55%	37%	52%

(1) Not a financial measure prepared in accordance with GAAP. See reconciliation table accompanying this release for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP.
(2) Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended September 30, 2018
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	130,897	149,140	280,037	92,555	372,592
New customer loans originated	33,608	34,247	67,855	26,671	94,526
Former customer loans originated	23,434	390	23,824	—	23,824
Attrition	(47,721)	(16,732)	(64,453)	(25,053)	(89,506)
Ending number of combined loans outstanding	140,218	167,045	307,263	94,173	401,436
Customer acquisition cost	$261	$217	$239	$190	$225
Average customer loan balance	$2,135	$1,714	$1,906	$512	$1,579

	Three Months Ended September 30, 2017
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	105,309	106,737	212,046	74,291	286,337
New customer loans originated	38,242	34,511	72,753	18,328	91,081
Former customer loans originated	18,725	—	18,725	—	18,725
Attrition	(38,298)	(14,571)	(52,869)	(17,695)	(70,564)
Ending number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
Customer acquisition cost	$240	$168	$206	$287	$222
Average customer loan balance	$2,269	$1,764	$2,014	$532	$1,673

Customer Loan Data by Product, Continued

	Nine Months Ended September 30, 2018
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	83,022	81,432	164,454	85,353	249,807
Former customer loans originated	61,633	606	62,239	—	62,239
Attrition	(145,227)	(55,665)	(200,892)	(71,690)	(272,582)
Ending number of combined loans outstanding	140,218	167,045	307,263	94,173	401,436
Customer acquisition cost	$295	$237	$267	$238	$257
Average customer loan balance	$2,135	$1,714	$1,906	$512	$1,579

	Nine Months Ended September 30, 2017
	Rise	Elastic	Total Domestic	Sunny	Total
Beginning number of combined loans outstanding	121,996	89,153	211,149	78,044	289,193
New customer loans originated	74,174	79,159	153,333	57,189	210,522
Former customer loans originated	52,238	—	52,238	—	52,238
Attrition	(124,430)	(41,635)	(166,065)	(60,309)	(226,374)
Ending number of combined loans outstanding	123,978	126,677	250,655	74,924	325,579
Customer acquisition cost	$302	$166	$232	$259	$239
Average customer loan balance	$2,269	$1,764	$2,014	$532	$1,673

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to the Company's CSO programs. In Texas and Ohio, the Company does not make Rise loans directly, but rather act as a Credit Services Organization (which is also known as a Credit Access Business in Texas), or, collectively, “CSO,” and the loans are originated by an unaffiliated third party. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2017		2018
(Dollars in thousands)	Sep 30	Dec 31	Mar 31	Jun 30	Sep 30

Company Owned Loans:
Loans receivable – principal, current, company owned	$450,891	$514,147	$471,996	$493,908	$525,717
Loans receivable – principal, past due, company owned	61,040	61,856	60,876	58,949	69,934
Loans receivable – principal, total, company owned	511,931	576,003	532,872	552,857	595,651
Loans receivable – finance charges, company owned	27,625	36,562	31,181	31,519	36,747
Loans receivable – company owned	539,556	612,565	564,053	584,376	632,398
Allowance for loan losses on loans receivable, company owned	(80,972)	(87,946)	(80,497)	(76,575)	(89,422)
Loans receivable, net, company owned	$458,584	$524,619	$483,556	$507,801	$542,976
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$35,690	$41,220	$33,469	$35,114	$36,649
Loans receivable – principal, past due, guaranteed by company	1,267	1,152	1,123	1,494	1,661
Loans receivable – principal, total, guaranteed by company(1)	36,957	42,372	34,592	36,608	38,310
Loans receivable – finance charges, guaranteed by company(2)	2,751	3,093	2,612	2,777	3,103
Loans receivable – guaranteed by company	39,708	45,465	37,204	39,385	41,413
Liability for losses on loans receivable, guaranteed by company	(5,097)	(5,843)	(3,749)	(3,956)	(4,510)
Loans receivable, net, guaranteed by company(2)	$34,611	$39,622	$33,455	$35,429	$36,903
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$486,581	$555,367	$505,465	$529,022	$562,366
Combined loans receivable – principal, past due	62,307	63,008	61,999	60,443	71,595
Combined loans receivable – principal	548,888	618,375	567,464	589,465	633,961
Combined loans receivable – finance charges	30,376	39,655	33,793	34,296	39,850
Combined loans receivable	$579,264	$658,030	$601,257	$623,761	$673,811
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(80,972)	$(87,946)	$(80,497)	$(76,575)	$(89,422)
Liability for losses on loans receivable, guaranteed by company	(5,097)	(5,843)	(3,749)	(3,956)	(4,510)
Combined loan loss reserve	$(86,069)	$(93,789)	$(84,246)	$(80,531)	$(93,932)
(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3) Non-GAAP measure.

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